Adjusted Funds From Operations (AFFO)
For the period 2009 to 2011*



200,000
100,000
0
-100,000
-200,000
-300,000
-400,000
-500,000
-600,000
585,013
124,557
153,818
2009
2010
2011

*The following schedule provides a reconcilement of the Company's calculation of AFFO, a non-GAAP financial measure, to Net Income or Loss for the years ended December 31, 2011, 2010, and 2009:

	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Realized gains (losses) on marketable securities which are included in net income (loss)	$ –	$ –	$ 159,805
Net income (loss)*	(1,124,665)	(1,081,465)	1,522,890
Depreciation and amortization*	876,101	803,725	690,676
Amortization of capitalized leasing costs*	69,074	43,829	35,237
Condemnation income, net*	–	–	
Income tax expense (benefit) on condemnation*			(4,141,000)
Funds from Operations[1]	(179,490)	(233,911)	(1,892,197)
Condemnation costs incurred prior to recording of the final award*	333,308	109,354	1,307,184
Professional advisory fees incurred in pursuit of strategic alternatives			
AFFO	$ 153,818	$ (124,557)	$ (585,013)

* The 2011, 2010 and 2009 amounts were derived from the audited consolidated financial statements for the years ended December 31, 2011, 2010 and 2009.

(1) The Company calculates funds from operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT (National Association of Real Estate Investment Trusts) excluding the FFO adjustment for impairment charges. NAREIT recently approved the adjustment to FFO for impairment charges, however the Securities and Exchange Commission did not approve such adjustment. As a result, the Company does not exclude impairment charges from FFO. The white paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses attributable to the sale of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion of gains and losses on the sale of real estate allows investors and analysts to identify the operating results of the assets that reflect the core of our activity and assists in comparing the results of that activity across reporting periods. Additionally, FFO is the recognized industry standard for reporting the operations of a REIT. As a result, providing FFO data facilitates comparison of operating performance with other REITs.

Historical cost accounting under GAAP measures, implies that real estate asset values diminish over time. Since real estate assets have historically risen or fallen with market conditions, many investors and analysts consider presentation of operating results utilizing historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe reporting FFO along with the required GAAP presentation provides a more complete measurement of our performance relative to our competitors. However, our FFO includes a material cost for condemnation litigation which other REITs may not incur. Condemnation is not an extraordinary item as defined by GAAP, therefore such costs were included in the computation of FFO. We disclose separately our condemnation costs to enable the investors and analysts to compute the impact of condemnation costs on FFO.

FFO should not be viewed as an alternative measure of our operating performance since it does not reflect either depreciation and amortization costs or the capital expenditures and capitalized leasing costs necessary to maintain the operating performance of our properties. Such capital expenditures are significant economic costs and can materially impact results of operations and net cash flow provided or used between reporting periods.

Noncash adjustments to arrive at FFO included depreciation and amortization and the tax benefit under Section 1033 of the Internal Revenue Code. The tax benefit is from the rollover of the advance payment from condemnation of 245 acres. Under the definition of FFO, gain or loss from property transactions are excluded from FFO. There were no other NAREIT defined FFO adjustments contained in the operating results.